AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 2006
                                                     REGISTRATION NO. 333-128138
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                               AMENDMENT NO. 2 TO

                                    FORM F-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                       TTI TEAM TELECOM INTERNATIONAL LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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             ISRAEL                                            NOT APPLICABLE
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                       TTI TEAM TELECOM INTERNATIONAL LTD.
                              7 MARTIN GEHL STREET
                    KIRYAT ARYEH, PETACH TIKVA 49512, ISRAEL
                                 +972-3-926-9700
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   ----------

                      TTI TEAM TELECOM INTERNATIONAL, INC.
              600 HARBOR BOULEVARD, UNIT 1205, WEEHAWKEN, NJ 07087
                               TEL: (201) 863-1400
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

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                                   COPIES TO:

  MARK S. SELINGER, ESQ.                         ASHOK J. CHANDRASEKHAR, ADV.
MCDERMOTT WILL & EMERY LLP                             IDO ZEMACH, ADV.
    340 MADISON AVENUE                        GOLDFARB, LEVY, ERAN, MEIRI & CO.
 NEW YORK, NEW YORK 10017                             2 WEIZMANN STREET
    TEL: (212) 547-5438                             TEL AVIV 64239, ISRAEL
    FAX: (212) 547-5444                              TEL: +972-3-608-9999
                                                     FAX: +972-3-608-9909

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     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

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     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

The sole purpose of this Amendment No. 2 to the Registration Statement on Form F-3 (No. 333-128138) of TTI Team Telecom International Ltd. (this "Amendment No. 2") is to re-file final legal opinion as Exhibit 5.1 to the Registration Statement on Form F-3 which was filed with the Securities and Exchange Commission on September 7, 2005 (as amended on May 15, 2006, the "Registration Statement") as indicated in the Exhibit Index of this Amendment No. 2. No changes have been made to the preliminary prospectus constituting Part I of the Registration Statement or Items 8, 9 (except as with respect to the Exhibit) and 10 of Part II of the Registration Statement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Companies Law, an Israeli company may not exculpate an office holder from liability with respect to a breach of his duty of loyalty, but may exculpate in advance an office holder from his liability to the company, in whole or in part, with respect to a breach of his duty of care (except in connection with distributions), provided that the articles of association of the company permit it to do so. Our articles of association allow us to exculpate our office holders subject to the provisions of the Companies Law.

     Our articles of association further provide that, subject to the provisions of the Companies Law, we may enter into a contract for the insurance of the liability of any of our office holders with respect to an act performed by such individual in his or her capacity as an office holder, for:

     o a breach of an office holder's duty of care to us or to another person;

     o a breach of an office holder's fiduciary duty to us, provided that the office holder acted in good faith and had reasonable cause to assume that his or her act would not prejudice our interests; or

     o a financial liability imposed upon an office holder in favor of another person.

     Our articles of association also provide that we may indemnify an office holder in respect of an obligation or expense imposed on the office holder in respect of an act performed in his or her capacity as an office holder, as follows:

     o a financial obligation imposed on or incurred by an office holder in favor of another person by a court judgment, including a compromise judgment or an arbitrator's award approved by a court. Such indemnification may be approved (i) after the liability has been incurred or (ii) in advance, provided that the undertaking is limited to types of events which our board of directors deems to be foreseeable in light of our actual operations at the time of the undertaking and limited to an amount or criterion determined by our board of directors to be reasonable under the circumstances, and further provided that such events and amounts or criterion are set forth in the undertaking to indemnify;

     o reasonable litigation expenses, including attorney's fees, expended by the office holder as a result of an investigation or proceeding instituted against him by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against him and either (A) concluded without the imposition of any financial liability in lieu of criminal proceedings or (B) concluded with the imposition of a financial liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of criminal intent; and

     o reasonable litigation expenses, including attorneys' fees, expended by the office holder or charged to the office holder by a court, in a proceeding we instituted against him or her or which was instituted on our behalf or by another person, or in a criminal charge from which he or she was acquitted, or a criminal charge in which he or she was convicted for a criminal offense that does not require proof of criminal intent.

     The Companies Law provides that a company may not enter into a contract for the insurance of its office holders nor indemnify an office holder nor exempt an officer from responsibility toward the company, for any of the following:

     o a breach by the office holder of his or her duty of loyalty, unless, with respect to insurance coverage or indemnification, the office holder acted in good faith and had a reasonable basis to believe that such act would not prejudice the company's interests;

     o a breach by the office holder of his or her duty of care if the breach was committed intentionally or recklessly;

     o any act or omission committed with the intent to unlawfully derive a personal profit; or

     o    any fine or penalty imposed on the office holder.

     In addition, under the Companies Law, indemnification of, and procurement of insurance coverage for, our office holders must be approved by our audit committee and board of directors and, if the beneficiary is a director, by our shareholders. We have obtained such approvals for the procurement of liability insurance covering our officers and directors and for the grant of indemnification letters to our officers and directors.

     We have agreed to indemnify our office holders to the fullest extent permitted under Israeli law, but up to a maximum aggregate amount for all indemnified office holders equal to 25% of our total shareholders' equity at the time of actual indemnification. We currently maintain directors and officers liability insurance for the benefit of our office holders.

ITEM 9. EXHIBITS

EXHIBIT NO.    DESCRIPTION
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4.1            Registration Rights Agreement, between TTI and Team Software
               Industries Ltd., dated as of October 22, 1996 (1)

4.2            Agreement of Assignment of Registration Rights Agreement (2)(4)

4.3 Assignment of Rights by Ashrat Financial Consultants Ltd. to Shlomo Eisenberg and Tirza Eisenberg (4)

5.1 Opinion of Goldfarb, Levy, Eran, Meiri & Co., Israeli counsel for TTI Team Telecom International Ltd. as to the validity of the ordinary shares

23.1           Consent of Goldfarb, Levy, Eran, Meiri & Co. (included in Exhibit
               5.1)

23.2 Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global (4)

24.1           Power of Attorney (4)

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(1)  Filed as an exhibit to TTI's Registration Statement on Form F-1
     (Registration No. 333-5902) filed with the Commission on October 31, 1996, and incorporated herein by reference.

(2)  English translation from the Hebrew original.

(3) Filed as an exhibit to TTI's Annual Report on Form 20-F for the year ended December 31, 2005 and incorporated herein by reference.

(4)  Previously filed.


ITEM 10. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a) (1)(i), (a) (1)(ii) and
          (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided, however, that this Paragraph (4) shall not apply to the extent that such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
          (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
          (vii), or (x) for the purpose of providing the information required by
          Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers and controlling persons of the registrant pursuant to the provisions described under "Item 8. Indemnification of Directors and Officers" above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, in the State of Israel, on June 20, 2006.

                                             TTI TEAM TELECOM INTERNATIONAL LTD.

                                             By: /s/ Reuven Markus
                                             ---------------------
                                             Reuven Markus
                                             Chief Executive Officer

                                             By: /s/ Israel (Eli) Ofer
                                             -------------------------
                                             Israel (Eli) Ofer
                                             Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons, as of June 20, 2006, in the capacities indicated:

/s/ Reuven Markus
---------------------
Reuven Markus
Chief Executive Officer
(Principal Executive Officer)


/s/ Meir Lipshes
---------------------
Meir Lipshes
Chairman of the Board of Directors

/s/ Israel (Eli) Ofer
---------------------
Israel (Eli) Ofer
Chief Financial Officer
(Principal Financial and Accounting Officer)

*
---------------------
Meir Dvir
Director

*
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Ilan Toker
Director

*
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Lior Bregman
Director

*
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Rami Zivony
Director

*
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Doron Zinger
Director


Authorized Representative in the United States:

         TTI Team Telecom International, Inc.


         By: *
         -----------------------
         Name: Yuval Rindsberger
         Title: Controller

         By /s/ Israel (Eli) Ofer
         ------------------------
         Israel (Eli) Ofer
         (Attorney-in-Fact)